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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option and Incentive Plan and Director Non-Incentive Stock Option of Global Imaging Systems, Inc. of our reports dated May 6, 1998, except for Note 12, as to which the date is May 28, 1998, with respect to the consolidated financial statements and schedule of Global Imaging Systems, Inc. included in the Registration Statement (Form S-1 No. 333-48103) filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Tampa, Florida
June 10, 1999